Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1. Registration Statement (Form S-8 No. 333-199864) pertaining to the LSB Industries, Inc. 2008 Incentive Stock Plan, as amended by the First Amendment;

2. Registration Statement (Form S-8 No. 333-98359) pertaining to the 1998 Stock Option and Incentive Plan and Outside Directors Stock Purchase Plan;

3. Registration Statement (Form S-8 No. 333-145957) pertaining to the registration of an aggregate of 450,000 shares of common stock pursuant to certain Non-Qualified Stock Option Agreements for two employees;

4. Registration Statement (Form S-8 No. 333-153103) pertaining to the LSB Industries, Inc. 2008 Incentive Stock Plan or any combination of the foregoing;

5. Registration Statement (Form S-3 No. 333-209838) pertaining to the LSB Industries, Inc. 2008 Incentive Plan, as amended;

6. Registration Statement (Form S-3 No. 333-212281) pertaining to the LSB Industries, Inc. 2016 Long Term Incentive Plan; and

7. Registration Statement (Form S-1 No. 333-212503) of LSB Industries, Inc.

of our report dated February 29, 2016, except for the impact of the matters discussed in Note 2 pertaining to discontinued operations, as to which the date is August 26, 2016, with respect to the consolidated financial statements and schedule of LSB Industries, Inc., included in this Current Report on Form 8-K.

/s/ ERNST & YOUNG LLP

Oklahoma City, Oklahoma

August 26, 2016